SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2014 (March 31, 2014)

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Program

On March 31, 2014, the board of directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the compensation committee of the Board, finalized the Company’s executive compensation program for 2014 by (i) establishing the performance criteria applicable to determine eligibility for annual cash bonuses for 2014 and (ii) adopting the 2014 Long-Term Retention Plan (the “2014 LTRP”).

The following table includes the 2014 base salary, annual cash bonus range and target 2014 LTRP target bonus of each named executive officer effective January 1, 2014.

Elements of Compensation

	2014 Base Salary (1)	2014 Annual Bonus Range (1) (2)	Target 2014 LTRP Bonus (3)
Marcos Galperin President and Chief Executive Officer	$ 611,288	$ 423,199 -705,332	$ 5,946,400
Pedro Arnt Executive Vice President and Chief Financial Officer	$ 235,824	$ 163,263 - 272,105	$ 1,120,000
Stelleo Tolda Executive Vice President and Chief Operating Officer	$ 266,668	$ 184,616 - 307,693	$ 1,120,000
Osvaldo Giménez Executive Vice President — Payments	$ 235,824	$ 163,263 - 272,105	$ 1,120,000
Daniel Rabinovich Senior Vice President and Chief Technology Officer	$ 235,824	$ 72,561 - 145,122	$ 1,120,000

(1)
For 2014, the base salary and annual cash bonus range for Mr. Galperin has been fixed in Uruguayan pesos.  For each of Messrs. Arnt, Giménez and Rabinovich have been fixed in Argentine pesos, while the base salary and annual cash bonus range for Mr. Tolda has been fixed in Brazilian reais.  Accordingly, the base salary and annual cash bonus range in U.S. dollars are approximations based on the respective exchange rates on March 13, 2014.

(2)	See the section below entitled “Annual Cash Bonuses” below for a detailed discussion of the payment methodology for the annual cash bonuses.
(3)
The target 2014 LTRP bonus is determined in U.S. dollars, and paid in Uruguayan pesos, Argentine pesos or Brazilian reais (as applicable), at the applicable exchange rate as of the payment date.  See the section entitled “2014 LTRP” below for a detailed discussion of the payment methodology under the 2014 LTRP.  Actual amounts to be paid under the 2014 LTRP may be more or less than the target amount shown in this table.

Annual Cash Bonuses

The annual cash bonus for each named executive officer will be based upon the Company’s achievement of pre-set goals for financial and operational performance, as well as, in the case of each named executive officer other than the Chief Executive Officer, qualitative assessment of individual performance, according to the following table:

	Marcos Galperin	Pedro Arnt	Stelleo Tolda	Osvaldo Gimenez	Daniel Rabinovich
Overall Company Performance - U.S. Dollars (1)
Net Revenues Minus Bad Debt (excluding Venezuela)(2)	57.0%	57%	57%	57%	57%
Net Revenues Minus Bad Debt (Venezuela)(2)	3.0%	3%	3%	3%	3%
Net Income (excluding Venezuela)(3)	23.8%	23.8%	23.8%	23.8%	23.8%
Net Income (Venezuela)(3)	1.3%	0.5%	0.5%	0.5%	0.5%
Free Cash Flow (excluding Venezuela)(4) )	9.5%	9.5%	9.5%	9.5%	9.5%
Free Cash Flow (Venezuela)(4)	0.5%	0.5%	0.5%	0.5%	0.5%
NPS ML (5)	2.5%	2.5%	2.5%	2.5%	2.5%
NPS MP (6)	2.5%	2.5%	2.5%	2.5%	2.5%
Weighted average	59%	50%	50%	50%	50%
Overall Company Performance ― Constant Dollars (7)
Net Revenues Minus Bad Debt (excluding Venezuela)(2)	57%	57%	57%	-	57%
Net Revenues Minus Bad Debt (Venezuela)(2)	3%	3%	3%	-	3%
Net Income (excluding Venezuela)(3)	29%	29%	29%	-	29%
Net Income (Venezuela)(3)	2%	2%	2%	-	2%
Free Cash Flow (excluding Venezuela)(4) )	10%	10%	10%	-	10%
Free Cash Flow (Venezuela)(4)	1%	1%	1%	-	1%
Weighted average	41%	35%	35%	-	35%
Payments Performance
TPV On/GMVe (excluding Venezuela)(8)	-	-	-	38%	-
TPV On/GMVe (Venezuela)(8)	-	-	-	2%	-
Payments Net Revenues – Charge backs (except Brazil)(9)	-	-	-	30%	-
Payments Net Revenues – Charge backs (Brazil)(9)	-	-	-	30%	-
Weighted average	-	-	-	35%	-
Individual Performance(10)	-	15%	15%	15%	15%
__________________________
(1)
U.S. Dollars: financial metrics translated to U.S. Dollars at the prevailing exchange rates, except in the case of Venezuela-specific metrics, which are stated in constant dollars in accordance with the methodology described in footnote 7.

(2)	Net Revenues Minus Bad Debt is defined as the Company’s net revenues for 2014, less bad debt charges and after adjustments for unusual items, if any, as determined by the compensation committee.
(3)	Net Income is defined as the Company’s net income in 2014 after adjustments for unusual items, if any, as determined by the compensation committee.
(4)
Free Cash Flow is defined as net increase in the Company’s cash and cash equivalents and short-term and long-term investments in 2014 over 2013, after adjustments for unusual items, if any, as determined by the compensation committee, adjusted to add (a) the difference between the Payments accounts receivable balance at December 31, 2013 versus December 31, 2014 and (b) the difference between the Payments accounts payable balance at December 31, 2013 versus December 31, 2014.

(5)
NPS ML stands for Net Promoter Score of the Marketplace and is a measure of our Marketplace customers’ satisfaction, calculated as the percentage of promoters (customer scoring our service from 9 to 10) minus the percentage of detractors (customers scoring our service from 0 to 6).

(6)
NPS MP stands for Net Promoter Score of Payments and is a measure of our Payments customers’ satisfaction, calculated as the percentage of promoters (customer scoring our service from 9 to 10) minus the percentage of detractors (customers scoring our service from 0 to 6).

(7)
Constant Dollars: financial metrics translated to US dollars at the previous year’s applicable exchange rate, which is intended to isolate the operational performance from fluctuations in local currencies.

(8)
TPV On/GMVe is defined as Payments penetration in MercadoLibre measured as the Company’s Total Payment Volume (“TPV”) on the MercadoLibre e-commerce website in 2014 in U.S. Dollars divided by the Company’s Gross Merchandise Volume in 2014 in U.S. Dollars excluding motor vehicles, vessels, aircraft and real estate.

(9)
Payments Net Revenues – Chargebacks is defined as the Company net revenues generated by our Financing and Off-platform transactions for 2014 in Constant Dollars, minus the chargebacks generated by credit and debit cards payments for 2014 in Constant Dollars. Refer to footnote 7 for Constant Dollars calculation methodology.

(10)
Individual Performance: a 360-degree assessment and qualitative assessment of individual performance for the 2014 fiscal year, to be carried out on each named executive officer except on the CEO, in which case only a 360-degree assessment for the 2014 fiscal year applies.

For a named executive officer to be eligible to receive an annual bonus or a 2014 LTRP bonus, the following conditions must be satisfied (the “Minimum Eligibility Conditions”):

•
The Company must achieve 50% of the weighted average planned growth in each financial metric category applicable to the named executive officer, according to the table above.  For example, Messrs. Galperin, Arnt and Tolda must achieve 50% of the weighted average planned growth for both the Overall Company Performance ― U.S. GAAP category and the Overall Company Performance ― Constant Dollars category, while Mr. Giminez must achieve 50% of the weighted average planned growth for both the Overall Company Performance ― U.S. GAAP category and the Payments Performance ― Constant Dollars category.

•
In addition, each named executive officer (other than Mr. Galperin) must achieve a minimum standard of “meets expectations” in his qualitative assessment of individual performance.  Starting 2014, Mr. Galperin’s annual bonus and 2014 LTRP bonus will be based 100% on overall company performance.

If the Minimum Eligibility Conditions are met for an individual named executive officer, a prorated formula will be applied to the annual cash bonus ranges described in the Elements of 2014 Compensation table above, based on the officer’s total performance tally, consistent with the Company’s 2014 annual cash bonus program.  For example, if a named executive officer’s overall weighted average performance equaled the weighted average Minimum Eligibility Conditions, the officer would receive the minimum annual cash bonus set forth in the annual bonus range included in the Elements of Compensation table above.  If, on the other hand, a named executive officer achieves 75% of the weighted average planned growth in each financial metric category applicable to the named executive officer, and the named executive officer achieves a qualitative assessment at a level of “2.18” (midpoint between “meets expectations” and “above expectations”), then the named executive officer would receive an annual cash bonus equal to the midpoint of the annual bonus range included in the Elements of Compensation table above.  Finally, if a named executive officer achieves 100% of the weighted average planned growth in each financial metric category applicable to the named executive officer, and the named executive officer achieves a qualitative assessment at a level of “2.53” or above (“above expectations”), then the named executive officer would receive the maximum cash bonus set forth in the annual bonus range included in the Elements of Compensation table above.

2014 LTRP

In order to receive an award under the 2014 LTRP, a named executive officer must satisfy the Minimum Eligibility Conditions applicable to determine eligibility for annual cash bonuses.  If these Minimum Eligibility Conditions are satisfied, the executive will, subject to his continued employment as of each applicable payment date, receive the target amount of his 2014 LTRP bonus described in the Elements of Compensation table above, payable as follows:

•
the officer will receive a fixed cash payment equal to 8.333% of his or her 2014 LTRP bonus once a year for a period of six years (with the first payment occurring on or about March 31, 2015), (the “Annual Fixed Payment”); and

•
on each date the Company pays the Annual Fixed Payment to the officer, he will also receive a cash payment equal to the product of (i) 8.333% of the applicable 2014 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2013 Stock Price (as defined below).  For purposes of the 2014 LTRP, the “2013 Stock Price” shall equal $118.48 (the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60-trading days of 2013) and the “Applicable Year Stock Price” shall equal the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date for so long as the Company’s common stock is listed on the NASDAQ.

The maximum amount of each named executive officer’s 2014 LTRP bonus will depend on the Company’s stock price for the last 60-trading days of the applicable fiscal year.  To the extent the Company’s stock price exceeds $118.48 for one or more applicable periods, the amount of the executive’s 2014 LTRP bonus will exceed 8.333% of the amount in the Total Annual Compensation table described above.  To the extent the Company’s stock price is less than $118.48 for one or more applicable periods, the amount of the executive’s 2014 LTRP bonus will be less than 8.333% of the amount in the Total Annual Compensation table.  Thus, total cash payments under the 2014 LTRP over the life of the plan may be more or less than the target amount listed in the Total Annual Compensation table.

For full details of the 2014 LTRP, please see the copy of the plan filed as Exhibit 10.1 to this current report, the contents of which are incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the payment of any awards payable in stock in 2014 under the Company’s amended and restated 2009 LTRP, 2010 LTRP, 2011 LTRP, 2012 LTRP and 2013 LTRP (the “2014 Award Payments”) and in order to mitigate any dilutive impact such issuance of stock may have on existing stockholders, the Board determined that it is advisable and in the Company’s best interest to authorize the Company to repurchase shares of the Company’s common stock up to 20,752 shares, which is equivalent to the aggregate amount of shares issued as payment (all or in part) of the 2014 Award Payments.  On March 31, 2014, the Board approved the repurchase program.  The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital.  The stock repurchase program may be carried out through open-market purchases, including block trades, and will be conducted in accordance with the safe harbor provisions set forth in Rule 10b-18 of the Securities and Exchange Commission rules.  Any repurchased shares will be available for general corporate purposes, including the funding of the 2014 Award Payments.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	2014 Long-Term Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: April 2, 2014	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer